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                               UBid Online Auction
                                 2525 Busse Road
                           Elk Grove Village, IL 60007
                                  847-860-5000

Exhibit 10.7

November 2, 1999

DG Jewellery

To:  Daniel Berkovits

TERMS OF AGREEMENT

THE PARTNERSHIP

    - UBid will market and sell DG Jewellery products, selected according to the terms and conditions of this Agreement through its on-line auction system (the "Accepted Products"). Subject to the terms and conditions herein, UBid will use reasonable efforts to market the Accepted Products appropriately and strategically, in its sole discretion, so as to insure the highest possible return on all Accepted Products.



- Subject to the terms and conditions herein, DG Jewellery agrees that, for the duration of this Agreement, it will (a) provide jewellery products exclusively to UBid, and to no other internet site or business that is engaged in online auctioning, according to the terms of Exhibit A; and (b) offer UBid the RIGHT OF FIRST REFUSAL to any new products that DG Jewellery designs or develops. Notwithstanding the foregoing, (a) DG Jewellery shall be released from the exclusivity obligation set forth herein in the event that UBid does not meet the sales volumes set out in Exhibit A for a period of three (3) consecutive months; and (b) UBid acknowledges that it has been made aware of DG Jewellery's arrangement with Bid.com and with two undisclosed auction sites, one already existing and one soon to commence; however, DG Jewellery has agreed to make uBid its prime auction distributor and undertakes and agrees not to seek additional arrangements or similar business (this includes Ebay, First Auction, Onsale, Web Auction, and Egghead).

-        [DG Jewellery will be the exclusive supplier of  FINE JEWELRY to UBid]

- [DG Jewellery agrees to offer UBid the LOWEST PRICES for all DG Jewellery products offered to UBid.]

         - The parties agree to revenue sharing for all Accepted Products sold through the UBid online auction system according to the following formula: (a) for the first US$3 million in sales, the division, in percentage terms, of sales revenue shall be 85% to DG Jewellery and 15% to UBid; and (b) for all subsequent sales, the division, in percentage terms, shall be 80% to DG Jewellery and 20% to UBid.

         - The initial term for this Agreement shall be five (5) years from the Effective Date (the "Term").

                               UBid Online Auction
                                 2525 Busse Road
                           Elk Grove Village, IL 60007
                                  847-860-5000

          - Products to be Accepted and placed for online auction will be decided upon jointly by DG Jewellery and UBid, in order to determine the optimum assortment of products offered; provided however, that UBid shall have the right to final determination as to the timing of the offer, placing or positioning on the UBid site, marketing and other related decisions with respect to the online auctioning of the Accepted Products .

- DG Jewellery will pay a non-refundable setup fee of US$150,000 (the "Setup Fee") to UBid for the design, setup and creation of content relating to the marketing and selling of Accepted Products on the UBid site (the "Content"). Subject to the terms and conditions of the Vendor Agreement, such Setup Fee shall be payable in five equal monthly installments of US$30K/month, commencing May 1st, 1999. All right, title and interest to the Content (including without limitation all intellectual property rights) shall be owned by UBid.

- DG Jewellery will provide UBid with any information, images and other materials which UBid may reasonably require in order to design, setup and create the Content and to market and sell the Accepted Products (the "Promotional Materials").
- Both companies shall mutually review and approve any press releases in connection with this Agreement and the terms thereunder prior to such release.


UBID EXPECTATIONS

     - DG Jewellery agrees to ship all products within 7-10 days of receiving a packing slip (faxed daily from UBid).

     - DG Jewellery agrees to ship all products using a UBid designated carrier (currently either Federal Express orUPS) using our supplied account number as follows:
         1. FedEx - 182129709
         2. UPS - X4203W

     - DG Jewellery agrees that all shipments without exceptions will originate from the United States using the above Fed Ex or UPS#'s

     - DG Jewellery agrees to be responsible for and handle all end user warranties.

     - DG Jewellery will email tracking numbers and shipping confirmations daily to a designated UBID representative - currently Lakeisha at ubidcs@tn.cc-inc.com and CC also Crystall at CRYSTALP@UBID.COM. (Eventually all correspondences will be handle electronically).

     - DG Jewellery will be responsible for and handle all customary customer service matters, including without limitation all returns of product. If UBid accepts a return on any DG Jewellery product, DG Jewellery will be notified promptly within 7 days to enable it to carry out its obligations with respect to such returned product.


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                               UBid Online Auction
                                 2525 Busse Road
                           Elk Grove Village, IL 60007
                                  847-860-5000



- DG Jewellery will not include any materials other than those previously approved by uBid in writing (including without limitation any third party marketing materials) with shipments to UBid customers.

- UBid will provide custom box tape for all shipments.



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                               UBid Online Auction
                                 2525 Busse Road
                           Elk Grove Village, IL 60007
                                  847-860-5000
                                VENDOR AGREEMENT


This agreement (this "Agreement") dated March 11, 1999 (the "Effective Date") is between UBID, Inc., a Delaware Corporation ("Reseller") and ___________________ ("Vendor"). It sets forth the terms and conditions for a business relationship between the two parties.

1. PAYMENT TERMS: Items that Vendor and UBid agree to revenue share, according to this Agreement and any attachments and exhibits annexed hereto, will be paid every Tuesday for sales concluded in the previous week.

2. RETURNS OPTIONS: Vendor understands and agrees that from time to time, UBid may accept merchandise returns which do not meet customer satisfaction or requirements. Such returns will be considered defective returns. In addition to any other terms and conditions in this Agreement governing product returns, Vendor agrees to accept all such returned merchandise for full credit. Vendor will pay the cost of freight on all defective returns.

3. CUSTOMER SERVICE: Vendor will provide a phone number for all end user warranty, technical support, and missing parts issues for UBid customers, as follows.

     UBid Customer Service Contact: Name:
                                         ------------------------
                                    Phone Number
                                                ------------------------
     End User Contact:              Phone Number
                                                ------------------------
     Warehouse Contact:             Name:
                                         ------------------------
                                    Phone Number:
                                                 ------------------------
                                    Fax Number:
                                               ------------------------
4. VENDOR'S WARRANTIES: Vendor represents and warrants that (a) it has the right to supply, use and deal with the products as contemplated by this Agreement, and that it has the right to grant the same to UBid; and (b) it has obtained, or will obtain prior to the marketing of any product, all relevant consents, permissions, licenses and rights (including without limitation any copyright permissions) to market, use or otherwise deal with the products and Promotional Materials as contemplated by this Agreement.

5. LICENSE OF MARKS: Except as set forth herein, each party is granted no rights in or to the other party's Marks. "Marks" means the trademarks, service marks, tradenames or other marks, registered or otherwise, used by either party, as applicable. Vendor hereby grants UBid a


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                               UBid Online Auction
                                 2525 Busse Road
                           Elk Grove Village, IL 60007
                                  847-860-5000

     limited, worldwide, royalty-free, non-exclusive, non-transferable right to use its Marks solely for the purpose of this Agreement.

6. GENERAL: Vendor will not place bids or cause bids to be placed on Accepted Products (as such term is used in the attached Terms of Agreement) for the purpose of influencing customer behaviour, including without limitation raising or otherwise manipulating the bidding, regarding any Accepted Product. Vendor shall not issue any press release relating to this Agreement without the prior written consent of UBid.

7. CONFIDENTIALITY: From time to time, each party may provide the other with Confidential Information. Both parties hereby agree to protect such Confidential Information of the other party with at least the same degree of care (but no less than a reasonable degree of care) as it protects its own Confidential Information, and shall not disclose any Confidential Information to any third party without the prior written consent of the other party, except to its employees who have a strict and justified business "need to know" and who are subject to confidentiality obligations with respect to such information that are no less strict than those imposed by this Agreement. The confidentiality obligations set forth herein shall not apply to Confidential Information that was or becomes generally known to the public through no fault of the receiving party, or that is obtained by the receiving party from a third party without restriction, or that is independently developed by the receiving party, or that is required to be disclosed by a court or other competent legal authority. "Confidential Information" as used herein shall mean any and all information that is disclosed by one party that is either identified or should be reasonably understood to be confidential and proprietary, including without limitation any trade secrets, computer programs, software, marketing plans, customer lists, financial or other business information.

 8. INDEMNITY: Vendor shall defend, indemnify, and hold harmless UBid from any and all lawsuits, claims, actions, and liabilities, of any nature, arising in any manner from, relative to or in conjunction with UBid's acts or failure to act, any of the Accepted Products and/or Promotional Materials (as such term is used in the Terms of Agreement), or Vendor's breach of any of its representations, warranties and obligations (including without limitation any claims that any materials or products provided by Vendor infringes the intellectual property rights of any third party) under this Agreement.

 9. TERMINATION: UBid shall have the right to terminate this Agreement in the event that Vendor materially breaches any term of this Agreement, and such breach remains uncured for thirty


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                               UBid Online Auction
                                 2525 Busse Road
                           Elk Grove Village, IL 60007
                                  847-860-5000

     (30) days following Vendor's receipt of notice of such breach from UBid. UBid's exercise of such right to terminate shall not affect (a) the rights and liabilities of either party with respect to Products sold prior to termination; (b) any indebtedness then owing by either party to the other (including, without limitation, any and all instalments of the Setup Fee unpaid as of the date of termination, which shall, notwithstanding any provision to the contrary in this Agreement , the Terms of Agreement or any Exhibit thereto, immediately become due as of such date of termination);
     (c) obligations imposed by the provisions of this Agreement which by their nature survive termination; or (d) any liability for damages resulting from an actionable breach.

 10. MISCELLANEOUS: This Agreement, the Terms of Agreement and Exhibit A (both of which are annexed hereto) constitutes the entire understanding and agreement between the parties and supersedes any prior verbal or written representations, communicatoins and understandings between the parties concerning the subject matter herein. Any and all modifications, changes and/or additions to the above shall be ineffective unless agreed to in writing by both parties. This Agreement is entered into in the State of Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois, exclusive of its choice of law rules or the United Nations Convention on Contracts for the International Sale of Goods. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Illinois, and waives any jurisdictional, venue or inconvenient forum objections to such courts. The relationship between both parties created by this Agreement is that of independent contractors, and nothing in this Agreement is intended to construed the existence of a partnership, joint venture or agency relationship between the parties. Vendor may not assign or transfer this Agreement without UBid's prior written consent.

  Daniel Berkovits              CEO               Tim Takesu                   V.P.
-------------------------------------         -------------------------------------
Vendor Representative Name     Title          UBid Representative Name        Title

 /s/ Daniel Berkovits             3/11/99     /s/ Tim Takesu                 3/11/99
------------------------------------------    --------------------------------------
Vendor Representative Signature     Date      UBid Representative Signature   Date

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                              uBid Online Auction
                                2525 Busse Road
                           Elk Grove Village, IL 60007
                                 847-860-5000